UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2024

Victory Clean Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	002-76219-NY	87-0564472
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14425 Falcon Head Blvd., Bldg E, Suite 100, Austin, Texas	78738
(Address of principal executive offices)	(Zip Code)

(512) 347-7300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 1, 2024, the shareholders by majority consent elected David Voyticky to serve as a director of the Company, effective October 1, 2024.

Mr. Voyticky has over twenty years of operating, investing and financing experience. In the last decade, Mr. Voyticky has worked in this capacity with multiple start-ups and early-stage enterprises that he has helped grow to valuations between $50 million to over $1 billion.

Mr. Voyticky collaborated with investors to identify and develop undervalued companies that were at inflection points where new capital would drive increases in shareholder value. Mr. Voyticky has co-founded two investment funds which obtained assets under management of over $300 million. As part of this focus, he has worked extensively with lenders and private equity sources in both an advisory and co-investor capacity and managed transactions ranging from $5 million to $8 billion.

Mr. Voyticky has significant experience with domestic and international M&A, restructuring and finance derived from serving as a vice president with Goldman Sachs and Houlihan Lokey in Los Angeles and as an associate with J.P. Morgan in London and New York. During that period, Mr. Voyticky served as a lead advisor for companies across a broad spectrum of industries including telecommunications, media and entertainment, transportation/logistics, commercial finance, insurance, healthcare, consumer products, real estate, hospitality and leisure.

Mr. Voyticky holds both J.D. and M.B.A degrees from the University of Michigan and a Masters in International Policy and Economics from the Ford School at the University of Michigan. He also holds a Bachelor of Arts in Philosophy from Pomona College.

The Company does not currently compensate board members for service as a director. The company is evaluating a compensation plan for Board service which it may implement in the future.

Currently the entire Board provides committee function. There are no arrangements or understandings between Mr. Voyticky and any other persons pursuant to which Mr. Voyticky was named a director of the Company. There are no family relationships between Mr. Voyticky and any of the Company’s directors or executive officers, and Mr. Voyticky does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K with the exception that Mr. Voyticky’s domestic partner owns a consulting company that provides services to the Company at a current rate of $15,000 per month.

Item 9.01       Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Victory Clean Energy, Inc.

Date: October 7, 2024
/s/ Christopher Headrick
Christopher Headrick
Executive Chairman